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                                                                   EXHIBIT 10(o)

                   TRADE NAME AND TRADEMARK LICENSE AGREEMENT


         THIS TRADE NAME AND TRADEMARK LICENSE AGREEMENT is made this 28th day of February 1997, by and between NovaMark, Inc., a Delaware corporation, with its principal address at 103 Foulk Road, Suite 232, Wilmington, DE 19803 (hereinafter referred to as "Licensor") and NovaSource, Inc., a Delaware corporation, having a principal place of business at 2621 Van Buren Avenue, Norristown, PA 19403 (hereinafter referred to as "Licensee").

                                   BACKGROUND

         Licensor is in the business of owning and licensing intellectual property, including trade names, trademarks and service marks. Licensee desires to license the use of certain Licensor's trademarks and trade names in connection with the advertising, promotion, sale and delivery of Licensee's services. Licensor agrees to license Licensee to use its trademarks and trade names on the terms and conditions set forth herein.

         IN CONSIDERATION OF THE FOREGOING and of the mutual covenants herein contained, and intending to be legally bound, the parties hereby agree as follows.

         1. Definitions. The following words shall have the following meanings when used in this Agreement:

            1.1 "Affiliate" shall mean a person controlling, controlled by or under common control with another person.

            1.2 "Controlling Interest" shall mean power to elect or control the majority of the board of directors of Licensee or Licensee's parent.

            1.3 "Licensed Marks" shall mean those trademarks, service marks and trade names licensed by Licensor for use by Licensee hereunder as initially set forth in Exhibit A, attached hereto, and as may be amended from time to time.

            1.4 "Services" shall mean outsourced human relations/employee relations services provided as part of the service offerings of a professional employer organization, including, but not limited to, payroll processing, provision and administration of benefit plans and workers' compensation insurance, recruiting, temporary staffing, training and development, human relations/employee relations consulting, compensation and benefits consulting, workplace safety consulting and management and the provision of human relations/employee relations policies and procedures.

            1.5 "Territory" shall mean the United States of America, including its territories and possessions, and the Commonwealth of Puerto Rico.

         2. Grant of License. Licensor hereby grants to Licensee and its Affiliates a personal, nonexclusive, nontransferable, nonassignable license to use the Licensed Marks throughout the
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Territory in connection with the advertising, promotion, sale and delivery of the Services and as a part of Licensee's name and the names of its Affiliates, during the term of this Agreement.

         3. License Fees. In consideration of Licensor's grant of the personal, nonexclusive, nontransferable, nonassignable license in Section 2 above, Licensee shall issue to Licensor two million two hundred thousand (2,200,000) shares of the common stock, $.01 par value, of the Licensee.

         4. Nonexclusive Rights. Notwithstanding any provision herein to the contrary, Licensor may license other entities, including but not limited to, firms, individuals, partnerships and corporations to use the Licensed Marks in any part of the world including the Territory, and Licensor reserves all rights pertaining to the Licensed Marks.

         5. Use of Licensed Marks.

            5.1 Licensee shall have the right to use the Licensed Marks in connection with Licensee's promotion of the Services, but only with Licensor's prior written approval and in strict compliance with this License and the policies, instructions and guidelines of Licensor.

            5.2 Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed Marks, and Licensee shall mark any advertising or promotional material utilizing or reproducing any Licensed Mark in such manner as to preserve and protect all rights of Licensor therein.

            5.3 Nothing contained in this Agreement shall be construed as conveying to Licensee any right, title or interest in or to any of the Licensed Marks other than an express right to a permissive use thereof in connection with the advertising, promotion, sale and delivery of Services and as a part of Licensee's name.

            5.4 Licensee shall cooperate to the fullest extent possible with Licensor or its nominee to take such actions as Licensor in its sole discretion may consider necessary to protect any of the Licensed Marks.

            5.5 Licensee will fully cooperate with Licensor in maintaining and defending the ownership and validity of each of the Licensed Marks against infringement and claims of infringement. Licensee will promptly notify Licensor of (i) any infringement or unauthorized use of any Licensed Mark by any third party, or (ii) any assertion by any third party that Licensee's use of any Licensed Mark infringes the rights of any third party, provided that Licensee shall not be obligated to initiate or defend legal action with respect to any Licensed Mark, and Licensee shall not initiate or defend any such action itself without Licensor's prior written consent.

            5.6 Licensee shall not do any act which may affect the validity of any of the Licensed Marks.

         6. Approval By Licensor. All uses of the Licensed Marks herein shall be submitted by Licensee to Licensor for Licensor's approval or disapproval prior to any release thereof by Licensee. If such approval or disapproval is not received by Licensee within thirty (30) days after


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receipt of such material by Licensor, such material shall be considered disapproved. Once approval has been obtained, further approval of the same material need not be obtained for future or repeat use, but all such material shall be consistent with the maintenance of the excellent reputation of Licensor. If Licensor shall give notice of disapproval of any such material, Licensee shall not use or distribute such material.

         7. Goodwill. Licensor and Licensee each acknowledges that each of the Licensed Marks has acquired a valuable secondary meaning and goodwill with the public. Accordingly, Licensee undertakes and agrees not to use the Licensed Marks in any manner whatsoever which, directly or indirectly, would derogate or detract from the repute of the Licensed Marks. Licensee agrees that if Licensee shall be convicted of a felony or otherwise becomes an object of public scorn which materially and adversely affects the repute of the License Marks, Licensor shall have the right to terminate this Agreement without obligation to Licensee. Licensor and Licensee each acknowledges that the undertaking on its part set forth in this paragraph represents a major inducement and consideration for Licensor to enter into this Agreement.

         8. Termination.

            8.1 Either Licensee or Licensor may at its option immediately terminate this Agreement by giving written notice thereof to the other party in the event that:

                8.1.1 the other party becomes insolvent, or a petition in bankruptcy is filed, or any similar relief is filed by or against the other party, or a receiver is appointed with respect to any of the assets of the other party, or a liquidation proceeding is commenced by or against the other party; or

                8.1.2 the other party fails to correct or cure any material breach by the other party of any covenant or obligation under this Agreement hereunder within thirty (30) calendar days after receipt by the other party of a written notice from such party specifying such breach.

            8.2 In the event that all or a Controlling Interest in Licensee, or a parent of Licensee, is acquired by an unrelated third party other than Licensor by merger, acquisition or private or public purchase of securities or assets, Licensor shall have the right to terminate this Agreement with thirty
(30) days' written notice.

         9. Effect of Termination.

            9.1 Upon the termination of this Agreement for whatever reason, Licensee will immediately cease all use of the Licensed Marks and deliver to Licensor or destroy all materials bearing the Licensed Marks. Licensee shall also take all action necessary to transfer and assign to Licensor or its nominee any right, title or interest to any of the Licensed Marks which Licensee may have acquired in any manner as a result of its activities under this Agreement.

            9.2 Notwithstanding any termination in accordance with the foregoing, Licensor shall have, and hereby reserves all the rights and remedies which it has or which are



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granted to it by operation of law, for damage for breach of this Agreement on the part of the Licensee.

         10. Term. This Agreement and all licenses and rights granted hereunder shall be perpetual, commencing on the date first written above, except as earlier terminated as provided herein.

         11. Notice. Any notice required or permitted to be given under this Agreement shall be sent in writing and shall be deemed to be duly given five (5) days after mailing if mailed to such party, by U.S. certified, return receipt requested, or when delivered if delivered by other means, to the addresses indicated below:

                  If to Licensor:

                           NovaMark, Inc.
                           103 Foulk Road, Suite 232
                           Wilmington, DE 19803
                           Attention:  President

                  With a Copy to:

                           NovaCare, Inc.
                           1016 W. Ninth Avenue
                           King of Prussia, PA  19406
                           Attention:  General Counsel

                  If to Licensee:

                           NovaSource, Inc.
                           2621 Van Buren Avenue
                           Norristown, PA 19403
                           Attention:  President

or to such other addresses as the parties may provide to each other from time to time.

         12. Amendment. This Agreement may not be amended, modified or extended except by a written instrument signed by an authorized executive officer of both Licensor and Licensee.

         13. Disclaimer of Partnership or Agency. The relationship between Licensor and the Licensee under this Agreement is solely that of independent contractors. Neither of the parties is in any way the legal representative or agent of the other party for any purpose and neither party shall have power to assume or create, in writing or otherwise, any obligation or responsibility of any kind, express or implied, in the name of or on behalf of the other party.

         14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding its principles of conflicts of laws,


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and each of the parties hereto irrevocably agrees to submit to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania.

         15. Dispute Resolution.

             15.1 Arbitration. The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be settled exclusively by binding arbitration, which shall be conducted by a single arbitrator in the Philadelphia, PA area, in accordance with the J-A-M-S/ENDISPUTE Streamlined (in the case of a dispute within the scope of the Streamlined Rules and Procedures) or Comprehensive Arbitration Rules and Procedures (the "Rules"). The parties agree that notwithstanding anything to the contrary contained in the Rules, the arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.

             15.2 Procedure. It is agreed that if any party shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than twelve (12) months after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. The parties shall bear equally all costs of said arbitration (other than their own attorney's fees and costs). The parties agree that the decision and award of the Arbitrator shall be final and conclusive upon the parties, in lieu of all other legal, equitable (except as provided in Section 19 below) or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought.

         16. Waiver. Any failure of Licensor to enforce, at any time or for any period of time, any of the provisions under this Agreement shall not be construed as a waiver of the right of Licensor to enforce such provisions unless said waiver is in writing, and signed by an authorized executive officer of Licensor.

         17. Survival. Licensee recognizes and agrees that its obligations under Sections 5, 9, 14 and 15 of this Agreement shall survive the termination of this Agreement and Licensee shall be bound by such obligations after termination hereof.

         18. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of this Agreement or affect those portions of this Agreement which are valid.

         19. Remedies. In the event Licensee breaches or threatens to breach any of the covenants expressed herein, the parties recognize that irreparable injury to Licensor may result and that money damages may be inadequate to fully remedy the injury. Therefore, Licensor may, in any such instance, seek and obtain from a court of competent jurisdiction one or more preliminary or permanent orders designed to maintain the status quo ante pending arbitration by

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(i) restraining and enjoining any act that would constitute a breach or (ii)
compelling the performance of any obligation that, if not performed, would constitute a breach. Any relief awarded under this paragraph shall be dissolved upon issuance of the arbitrator's decision and order pursuant to Section 15 hereof.

         20. Entire Agreement. This Agreement, the exhibits hereto and the documents referenced herein, constitute the entire agreement between the parties hereto, and there are no representations, warranties, covenants or obligations except as set forth herein. This Agreement supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated by this Agreement. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         21. Background, Enumeration and Headings. The "Background," enumeration, and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

         22. Assignment. Licensee shall not assign any interest in this Agreement by merger, consolidation, operation of law or otherwise without the prior written consent of an authorized executive officer of Licensor.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first written above.

ATTEST:                             LICENSOR


________________________________    By: _______________________________ (SEAL)
                                          Robert Campbell, Vice President

ATTEST:                             LICENSEE


________________________________    By: _______________________________ (SEAL)



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                                    Exhibit A

                                 Licensed Marks



NOVACARE, US Trademark Registration No. 1,635,791
Dove Design, US Trademark Registration No. 1,613,340





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